================================================================================








                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest Event Reported): (07-16-2002)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)



                  Delaware                               38-0572512
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)








================================================================================

ITEM 5.  OTHER EVENTS


                    GMAC SECOND QUARTER 2002 EARNINGS SUMMARY


General Motors Acceptance Corporation (GMAC) earned consolidated net income in the second quarter of 2002 of $431 million, down 4% from the record second quarter earnings of $449 million reported a year ago. Net income for the first six months of 2002 was $870 million, down $10 million from the $880 million reported in the same period a year ago, excluding the favorable $34 million one-time transition adjustment from the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. All comparisons to the quarter a year ago exclude the favorable impact of this transition adjustment.

For the second quarter of 2002, net income from financing operations totaled $347 million, down 4% from the $360 million earned in the same period of 2001. This decline in earnings reflects higher credit losses and unfavorable borrowing spreads, which more than offset the positive impact of higher retail asset levels in North America.

GMAC Insurance Holdings, Inc. generated net income of $26 million in the second quarter of 2002, down $15 million from the same period of 2001. The decline is largely accounted for by the absence of capital gains reflecting weak equity markets, which more than offset a continued improvement in underwriting results.

GMAC Mortgage Group, Inc. earned $58 million in the second quarter of 2002, up from the $48 million earned in the same period last year. The higher earnings reflect increased production volumes in both the residential and commercial mortgage sectors, which were partially offset by a reduction in the value of mortgage servicing rights given changes in actual and expected levels of mortgage prepayments.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        July 16, 2002          s/   WILLIAM F. MUIR
              -------------          -------------------------------------
                                     William F. Muir
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        July 16, 2002          s/   LINDA K. ZUKAUCKAS
              -------------          ------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer